Exhibit 99.1
Terra Nova Financial Group, Inc. Announces Earnings

Chicago, IL, August 13, 2007 - Terra Nova Financial Group, Inc. (OTCBB: TNFG.OB), a leading financial services technology company specializing in trading and brokerage services, today announced key performance metrics for the second quarter of 2007, including revenues of $13.3 million and $25.2 million and operating income of approximately $900 thousand and $2.2 million for the three and six months ended June 30, 2007, respectively. Results in the second quarter and year to date periods continue to benefit from growth in higher margin option and futures products as well as tight expense controls.

"Our entire management team at Terra Nova is focused on enhancing our proprietary technologies to better serve our diverse and growing customer base. We have made significant gains in the 14 months since our merger with Rush and we are prepared to leverage our infrastructure to capture new opportunities", commented Mike Nolan, CEO.

Pro forma¹ financial highlights include:
•	Net income per share of $0.01 for the second quarter of 2007 compared to a pro forma loss of ($0.06) per share in the second quarter of 2006.
•	Second quarter 2007 operating income of approximately $900 thousand, up from a pro forma loss of ($1.4 million) for Q2 2006
•	Year-to-date 2007 net income before income taxes of approximately $2.2 million, up from a pro forma loss of ($1.2 million) for six months ended June 2006
•	Year to date earnings before interest, taxes, depreciation, and amortization (EBITDA) of $3.4 million up from a pro forma loss of approximately ($405 thousand) for six months ended June 2006.

GAAP financial highlights include:
•	Total revenues for the second quarter of 2007 of $13.3 million increased 37%, as compared to $9.6 million in the comparable period in 2006.
•	Second quarter 2007 EBITDA was of approximately $1.6 million, representing 12% of revenues
•	2007 year-to-date revenues of approximately $25.1 million, up 142% from June ended 2006 year-to-date revenues of $10.3 million
•	2007 year-to-date EBITDA of approximately $3.4 million represents a 14% margin on total revenues
•	2007 year-to-date operating income of approximately $2.2 million, up from June ended 2006 year-to-date operating loss of ($1.8 million)

"Our six month EBITDA results of $3.8 million or 14% demonstrates the continued accomplishment of the Terra Nova integration plan, as well as the efficiencies in our operating model," said Patti Kane, Chief Financial Officer.

Other recent highlights include:
•	Terra Nova Financial, LLC was recognized as the Emerging Broker of the Year as part of the Emerging Manager Summit Award, presented by Opal Financial Group and Focus Point Media
•	March 31st marked the successful completion of our co-location facility in Chicago enabling improved performance of our enterprise infrastructure and further reducing the reliance on third party providers.
_____________________________
¹ See Pro forma Statement of Operations - Unaudited - Note 1

•	Second quarter 2007 revenues were up $1.35 million, or up 11% over first quarter 2007
•	We augmented our management team with the addition of Cristian Doloc, Terra Nova's Chief Technology Officer, who will lead development efforts for the Company's proprietary trading and clearing systems.
•	Completed a 1 for 10 reverse stock split on August 1, 2007
•	2007 year-to-date revenue per employee of approximately $265K, based on 95 full time equivalents
•	Rush Group Technology's user base increased 5% in Q2 2007 and is up 25% YTD

FINANCIAL STATEMENTS - Unaudited

Terra Nova Financial Group, Inc.
Pro forma Statement of Operations - Unaudited
	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues	$13,258,551	$13,793,030	$25,164,555	$27,796,323

Operating income (loss)	899,721	(1,440,506)	2,235,937	(1,180,082)

Other income (expense)
Interest expense	17,687	159,293	42,514	206,626

Net Income (loss) before Income taxes	$882,034	$(1,599,799)	$2,193,423	$(1,386,708)

Beneficial conversion feature on preferred stock warrants

Income tax provision	516,076		956,146

Net income (loss)	365,958	(1,599,799)	1,237,277	(1,386,708)

Dividends on preferred stock	(14,297)	(14,672)	(28,594)	(29,531)

Net income (loss) attributable to common shareholders (Note 1)	$351,661	$(1,614,471)	$1,208,683	$(1,416,239)

Net income (loss) per share attributed to common shareholders, basic and diluted	$0.01	$(0.06)	$0.04	$(0.05)

Weighted average common shares outstanding, basic	27,187,428	27,103,330	27,186,490	27,100,445

Weighted average common shares outstanding, diluted	27,690,626	27,103,330	27,869,997	27,100,445

Note 1
The following adjustments have been made in order to present second quarter 2007 and six months ended June 2007 and compare such results with similar periods for 2006:
a)	Adjustments have been made to present pro forma results, as if the May 17, 2006 acquisition (which included Terra Nova Financial, LLC) had occurred on January 1, 2006,
b)	The Company's common stock from the May 19, 2007 equity financing was outstanding as of June 30, 2006,
c)	The common shares are adjusted as if the 1-for-10 reverse stock split had occurred
d)	The beneficial conversion feature of approximately $23.7 million on preferred stock is excluded

FINANCIAL STATEMENTS - Unaudited, continued
TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (on a GAAP basis)
	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
REVENUES	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Commissions and fees	$9,066,084	$7,574,334	$17,235,637	$8,209,564
Interest income	3,939,233	2,024,365	7,438,284	2,029,109
Software fees	144,667	29,273	247,785	62,340
Other income	108,567	48,072	242,849	63,170

Total revenues	13,258,551	9,676,044	25,164,555	10,364,183

OPERATING EXPENSES
Commissions, execution and exchange fees	3,659,734	3,849,191	6,386,024	4,170,393
Employee compensation	2,860,162	2,936,420	5,252,774	3,333,730
Quotations and market data	1,396,542	1,158,471	2,867,890	1,272,798
Interest expense on brokerage accounts	1,687,197	915,645	3,672,726	915,645
Advertising and promotional	249,033	179,151	490,651	185,925
Professional fees	564,558	278,248	982,177	375,275
Communications and information technology	238,463	199,534	425,938	261,172
Depreciation and amortization	450,165	518,780	828,201	624,494
Other general and administrative expense	1,252,975	902,241	2,022,237	999,996

Total operating expenses	12,358,830	10,937,681	22,928,618	12,139,429

Operating income (loss)	899,721	(1,261,637)	2,235,937	(1,775,246)

Interest expense	17,687	153,100	42,514	196,097

Income (loss) before income taxes	882,034	(1,414,737)	2,193,423	(1,971,343)

Income tax provision	516,076	-	956,146	-

Net income (loss)	$365,958	$(1,414,737)	$1,237,277	$(1,971,343)

Beneficial conversion feature on preferred stock	-	(23,699,816)	-	(23,699,816)

Dividends on preferred stock	(14,297)	(14,672)	(28,594)	(29,531)

Net income (loss) attributable to common shareholders	$351,661	$(25,129,225)	$1,208,683	$(25,700,690)

Net income (loss) per common share:
Basic	$0.01	$(6.67)	$0.04	$(6.82)

Diluted	$0.01	$(6.67)	$0.04	$(6.82)

Weighted average number of common shares:
Basic	27,187,428	3,769,995	27,186,490	3,767,110

Diluted	27,690,626	3,769,995	27,869,997	3,767,110

FINANCIAL STATEMENTS - Unaudited, continued
TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	June 30, 2007	December 31, 2006
ASSETS	(Unaudited)
Cash and cash equivalents	$2,894,694	$5,733,813
Cash segregated in compliance with federal regulations	137,209,642	156,751,025
Receivables from brokers, dealers and clearing organizations	27,452,141	55,397,271
Receivables from customers and non-customers	43,061,187	56,969,549
Property and equipment, net	929,037	614,746
Capitalized software development costs, net	1,838,474	1,754,114
Intangible assets, net	5,869,458	6,221,871
Goodwill	9,583,480	9,583,480
Other assets	2,419,220	1,693,392
Total assets	$231,257,332	$294,719,261

LIABILITIES AND SHAREHOLDERS' EQUITY
Line of credit	$1,291,000	$18,625,000
Payables to brokers, dealers and clearing organizations	1,572,799	911,261
Payables to customers and non-customers	189,114,640	238,622,993
Accounts payable and accrued expenses (including $56,157 and $49,611 of accrued interest due to related parties at June 30, 2007 and December 31, 2006, respectively)	5,377,515	5,074,011
Accrued preferred stock dividends	287,114	258,520
Income tax liability	956,146	-
Convertible notes payable	133,333	300,000
Convertible bonds payable (net of unamortized debt discount of $1,803 and $8,853 at June 30, 2007 and December 31, 2006, respectively)	328,197	321,147
Total liabilities	199,060,744	264,112,932

Commitments and contingencies

Shareholders' equity
Preferred stock - cumulative; $10 par value; 38,792 shares authorized; 14,063 shares issued and outstanding at June 30, 2007 and December 31, 2006; liquidation preference of $10 per share	140,630	140,630
Preferred stock - convertible cumulative; $10 par value; 835,000 shares authorized; 49,480 shares issued and outstanding at June 30, 2007 and December 31, 2006; liquidation preference of $10 per share	494,800	494,800
Common stock - $0.01 par value, 150,000,000 shares authorized; 27,191,462 and 27,184,294 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	271,915	271,843
Additional paid-in capital	52,415,597	52,062,685
Accumulated deficit	(21,126,354)	(22,363,629)
Total shareholders' equity	32,196,588	30,606,329
Total liabilities and shareholders' equity	$231,257,332	$294,719,261

About Terra Nova Financial Group, Inc.

Terra Nova Financial Group, Inc. operates through two wholly owned subsidiaries, Terra Nova Financial, LLC (member NASD, NFA, SIPC, DTCC, OCC, NYSE Arca Equities, NYSE Arca Options, NASDAQ, ISE, BOX, NSX , BSE and CHX) and RushGroup Technologies Inc.

Terra Nova Financial, LLC is a self-clearing agency broker-dealer and futures commission merchant offering to brokers, institutions and individuals a broad suite of trading products including equities, options, ETFs, futures, forex, fixed income and mutual funds. Terra Nova provides market access order execution, superior customer support and comprehensive clearing services to professional traders and investors.

Terra Nova, through RushGroup, offers innovative proprietary trading platforms for active, professional and institutional traders, with advanced order routing technology and desktop customization capabilities that provide the client with the best trading tools possible.

Terra Nova is headquartered in Chicago with a sales presence in New York and San Francisco.

All statements in this presentation that are not historical are forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks. Such forward-looking statements may be identified by words such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "strategy," or similar statements. Statements reflect the Company's current views concerning future events, these forward-looking statements are subject to risks and uncertainties. These statements are based upon assumptions and assessments made by our management in light of their experience and perception of historical trends, current conditions, expected future developments and other factors our management believes appropriate. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in these forward-looking statements, including, without limitation, our ability to achieve profitable operations and to maintain sufficient cash to operate our business and meet our liquidity requirements; our ability to obtain financing, if required, on terms acceptable to us, if at all; the success of our research and development; competitive developments affecting our current products; our ability to successfully attract strategic partners and to market both new and existing products; exposure to lawsuits and regulatory proceedings; our ability to protect our intellectual property; governmental laws and regulations affecting operations; our ability to identify and complete diversification opportunities; the impact of acquisitions, divestitures, restructurings, product withdrawals and other unusual items; and other factors detailed from time to time in our filing with the Securities and Exchange Commission. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact Information

For more information about Terra Nova's brokerage and clearing services, please visit www.terranovafinancial.com. For more information about Terra Nova's technology offering, please visit www.rushgroup.com.

Investor Relations: Brooke Hoffmann, 1-312-827-3602
Media Contact: Christopher Hartman, 1-312-827-3695